Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2018, with respect to the consolidated financial statements included in the Annual Report of Till Capital Ltd. on Form 10-K for the year ended December 31, 2017. We consent to the incorporation by reference of said report in the Registration Statement of Till Capital Ltd. on Form S-8 (File No. 333-217917).

/s/ GRANT THORNTON LLP (typed)

90 State House Square, 10th floor,

Hartford, CT 06103

March 29, 2018